UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

ePlus inc.
ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, Virginia 20171-3413
(Address, including zip code, of principal executive offices)

(703) 984-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	PLUS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2022, the shareholders of ePlus inc. (the "Company") approved the ePlus inc. 2022 Employee Stock Purchase Plan (the "Plan") at the Company's annual meeting of shareholders (the "Annual Meeting"). The Company's shareholders approved the Plan in accordance with the voting results set forth below under Item 5.07. The Plan was previously adopted by the Company's Board of Directors on July 19, 2022, subject to shareholder approval.

The material terms of the Plan were described in the Company's definitive Proxy Statement (the "Proxy Statement") filed with the Securities and Exchange Commission (the "SEC") on July 25, 2022, under the caption "Proposal 4 - Approval of the 2022 Employee Stock Purchase Plan". The Plan provides eligible employees with an opportunity to participate in the ownership of the Company by purchasing common stock of the Company at a discounted price through payroll deductions. The Plan is intended to benefit the Company as well as its shareholders and employees.

The above description of the Plan does not purport to be complete, and is qualified in its entirety by the full text of the Plan, set forth in Exhibit 10.1, and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of ePlus inc. was held on September 15, 2022.  There were present, in person or by proxy, holders of 24,778,911 shares of our common stock, or 92.14% of all shares of common stock eligible to be voted at the meeting. The final voting results on all matters are disclosed below.

1.  Election of the following directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified (included as Proposal 1 in the Proxy Statement).  Each nominee for director was elected by a vote of the shareholders as follows:

	For	Withheld	Broker Non-Vote
Bruce M. Bowen	23,413,335	569,305	796,271
John E. Callies	23,133,483	849,157	796,271
C. Thomas Faulders, III	23,071,923	910,717	796,271
Eric D. Hovde	13,744,569	10,238,071	796,271
Ira A. Hunt, III	17,821,338	6,161,302	796,271
Mark P. Marron	23,415,608	567,032	796,271
Maureen F. Morrison	22,718,149	1,264,491	796,271
Ben Xiang	23,658,116	324,524	796,271

Each nominee was elected a director of ePlus inc.

2.  Advisory vote on the compensation of our named executive officers, as disclosed in our Proxy Statement (included as Proposal 2 in the Proxy Statement). The proposal was approved by a vote of shareholders as follows:

For:	23,289,457
Against:	534,482
Abstain:	158,701
Broker non-votes:	796,271

3.  Ratification of the selection of Deloitte & Touche LLP as our independent registered accounting firm for fiscal year 2023 (included as Proposal 3 in the Proxy Statement).  The proposal was approved by a vote of shareholders as follows:

For:	24,466,720
Against:	299,614
Abstain:	12,577
Broker non-votes:	0

4.  Approval of the ePlus inc. 2022 Employee Stock Purchase Plan (included as Annex A in the Proxy Statement).  The proposal was approved by a vote of shareholders as follows:

For:	23,811,917
Against:	169,736
Abstain:	987
Broker non-votes:	796,271

5.  Advisory vote on the frequency of future advisory votes to approve named executive officer compensation (included as Proposal 5 in the Proxy Statement). Shareholders voted in favor of once every year as follows:

1 Year:	22,367,579
2 Years:	55,856
3 Years:	1,533,827
Abstain:	25,377
Non-votes:	796,271

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	ePlus inc. 2022 Employee Stock Purchase Plan

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: September 20, 2022